Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-253962, No. 333-236326, No. 333-229454, No. 333-222684, No. 333-215615, No. 333-209328, No. 333-202116 and No. 333-196017) of TrueCar, Inc. of our report dated February 23, 2022, relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California
February 23, 2022